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                                                                  EXHIBIT 23.2

                         CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated February 18, 2000 of Clear Channel Communications, Inc. of our reports dated February 19, 1999, with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP
                                              ---------------------
                                              ERNST & YOUNG LLP

February 17, 2000
San Antonio, Texas